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                                                        EXHIBIT 21.1


                                 SUBSIDIARIES


                     NAME                              JURISDICTION
                     ----                              ------------

Ramco-Gershenson, Inc................................     Michigan
Ramco-Gershenson Properties, L.P. ...................     Delaware
S-12 Associates......................................     Michigan
28th Street Kentwood Associates......................     Michigan
Ramco Properties Associates Limited Partnership......     Michigan
Ramco Properties GP, L.L.C...........................     Michigan
Ramco SPC, Inc. .....................................     Michigan